Exhibit 99.1

Galil Medical and Perseon Corporation Announce
Tender Offer/Merger Information Call

Conference Call and Webcast Scheduled for Wednesday, December 2 at 11:00 a.m. Eastern Time/9:00 a.m. Mountain Time
Arden Hills, MN, and Salt Lake City, UT– November 30, 2015 – Galil Medical ("Galil"), a global leader in delivering innovative cryotherapy ablation solutions, and Perseon Corporation (NASDAQ: PRSN; PRSNW) ("Perseon" or "The Company"), a leading provider of medical systems that utilize energy to treat cancer, today announced that management will hold a Tender Offer/Merger Information conference call on Wednesday, December 2, 2015 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time.  Commentary will include content from the Schedule TO and Schedule 14D-9.  Perseon management will also provide an update on the company's cash balance.

Individuals interested in listening to the conference call may do so by visiting the Investor Relations section of Perseon's website at http://perseonmedical.com/ or by dialing 877-270-2148 from the United States, or 412-902-6510 from outside the United States, and referencing "Perseon Corporation".

A telephone replay will be available through December 16, 2015, by dialing 877-344-7529 from the United States, or 412-317-0088 from outside the United States, and entering conference ID 10076824. A webcast replay will be available for 90 days. A transcript of the call will also be available on the Investor Relations section of Perseon's website.

About Galil Medical
Galil Medical is a global leader in delivering innovative cryotherapy ablation solutions.  The company's products are utilized by interventional radiologists and surgeons to ablate cancerous and non-cancerous tumors affecting the kidney, bone, lung, liver, and prostate. At the prestigious CIRSE conference recently held in Lisbon, Portugal, the clinical experience with cryotherapy was discussed in over 30 scientific presentations. The company has facilities located in Arden Hills, Minnesota and Yokneam, Israel. Shareholders include Thomas, McNerney & Partners, The Vertical Group, and Investor Growth Capital.

About Perseon
Perseon Corporation invests its resources in fighting humanity's worst disease: cancer. Perseon's people are dedicated to finding innovative technologies and means to deliver energy solutions to healthcare providers and patients around the world. MicroThermX treats soft tissue tumors with precision-focused energy, expanding the options and broadening the opportunities for cancer treatment.
Additional Information
This communication is not an offer to purchase or a solicitation of an offer to sell the Company's securities. The solicitation and the offer to purchase the securities will only be made pursuant to the offer to purchase and related materials that Galil  filed with the Securities and Exchange Commission (the "SEC") on November 5, 2015. The Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer on November 5, 2015.
THE COMPANY'S STOCKHOLDERS AND WARRANTHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties, at the SEC's website at www.sec.gov or by contacting the Company by mail at 460 West 50 North, Salt Lake City, UT 84101, by telephone at (801) 972-5555 or the investor relations portion of the Company's website at www.perseonmedical.com.
Contact

For Galil Medical
Martin J. Emerson
President and CEO
Galil Medical
+1 651 287 5050
Marty.emerson@galilmedical.com

Scott P. Youngstrom
Vice President, Chief Financial Officer
Galil Medical
+1 651 287 5052
Scott.youngstrom@galilmedical.com

For Perseon
Tricia Ross
Financial Profiles
310-622-8226
tross@finprofiles.com

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